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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 1998
                               (October 28, 1998)



                        SERVICE MERCHANDISE COMPANY, INC.
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             (Exact name of registrant as specified in its charter)



         Tennessee                        1-9223                 62-0816060
------------------------------   ------------------------   --------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


7100 Service Merchandise Boulevard, Brentwood, TN                  37027
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    (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (615) 660-6000


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events
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         On October 28, 1998, Service Merchandise Company, Inc. (the "Company")
executed a First Amendment to its Amended and Restated Credit Agreement, dated as of September 10, 1997 (the "Credit Agreement") among the Company, The Chase
Manhattan Bank, as Administrative Agent and Collateral Agent, Citicorp USA, Inc.
as Documentation Agent and other lenders. This First Amendment amends the Fixed
Charge Coverage Ratio covenant of the Company from 1.25x to 1.00 to 1.05x to
1.00 for the fourth quarter of 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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         99.1   Press Release dated October 28, 1998.

         99.2 First Amendment, dated as of October 28, 1998, to the Amended and Restated Credit Agreement, dated as of September 10, 1997, among the Company, The Chase Manhattan Bank as Administrative
                Agent and Collateral Agent, Citicorp USA, Inc. as Documentation
                Agent and other lenders.




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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SERVICE MERCHANDISE COMPANY, INC.


Date: October 30, 1998                   By: /s/ C. Steven Moore
                                            ------------------------------------
                                             C. Steven Moore
                                             Vice President




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                                  EXHIBIT INDEX

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


   No.                                 Exhibit
 -------    --------------------------------------------------------------------
  99.1      Press Release dated October 28, 1998.

  99.2      First Amendment, dated as of October 28, 1998, to the Amended and
            Restated Credit Agreement, dated as of September 10, 1997, among the
            Company, The Chase Manhattan Bank as Administrative Agent and
            Collateral Agent, Citicorp USA, Inc. as Documentation Agent and other lenders.
